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                                                                    EXHIBIT 99.1

                                                                 Investors:
                                                                 Carl E. Kraus
                                                                 610.825.7100

                                                                 Media:
For Immediate Release                                            Mitchell Brown
February 17, 2004                                                610.818.6563

             KRAMONT REALTY TRUST PURCHASES PERKINS FARM MARKETPLACE
                               IN WORCESTER, MASS.

         Plymouth Meeting, Penn. February 17, 2004--Kramont Realty Trust (NYSE:KRT) announced today that it has closed on the purchase of Perkins Farm Marketplace, a 203,308 square foot community shopping center located in Worcester, Mass.

         Located just north of the Massachusetts Turnpike (Interstate 90) and Route 20, the center is anchored by the following tenants on long-term, triple-net leases:

         - SUPER STOP & SHOP has occupied its 67,180 square foot space since May, 1996 and is part of the more than 340-store chain of Stop & Shop grocery stores spanning New England, New York and New Jersey,

         - BUILDING #19 retails insurance salvage, bankruptcy stocks, irregulars, railroad salvage, mail order returns, close-outs and other off-price merchandise in the 67,680 square foot store they have occupied since May, 1996.

         - A.J. WRIGHT, was launched in 1998 as the newest U.S. concept from The TJX Companies, Inc. (also owners of T.J. Maxx, HomeGoods and Marshalls). Operating over 45 stores, A.J.Wright offers outstanding values on moderately priced brand name merchandise. Open since October, 1998, the 25,213 square foot store at Perkins Farm was one of the first A.J. Wright stores.

         The center is 99% occupied and was purchased with all cash for $19.75 million plus transaction costs. The acquisition is expected to be immediately accretive.

         "We continue to enhance our position on the East Coast," said Louis P. Meshon, Sr., president and chief executive officer of Kramont, "and this center gives us an entree into Massachusetts which is easily managed and leased from our existing regional offices that oversee properties in Rhode Island and Connecticut."

         Kramont Realty Trust is a self-administered, self-managed equity real estate investment trust specializing in neighborhood and community shopping center acquisitions, leasing, development and management. With Perkins Farm Marketplace, the company owns, operates, manages and has under development 94

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KRAMONT PURCHASES PERKINS FARM MARKETPLACE
FEBRUARY 17, 2004
PAGE 2

properties encompassing nearly 12.3 million square feet of leasable space in 16 states. Nearly 80 percent of Kramont's centers are grocery, drug or value retail anchored. For more information, please visit www.kramont.com.

Certain statements contained in this press release that are not related to historical results, are forward-looking statements, such as anticipated liquidity and capital resources, closing of financing commitments and anticipated occupancy dates for new tenants. The matters referred to in forward-looking statements are based on assumptions and expectations of future events which may not prove to be accurate and which could be affected by the risks and uncertainties involved in the Company's business many of which cannot be predicted with accuracy and some of which might not even be anticipated. Prospective investors are cautioned that any such statements are not guarantees of future performance and that actual results may differ materially from those projected and implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the burden of the Company's substantial debt obligations; the risk that the Company may not be able to refinance its debt obligations on reasonable terms, if at all; the highly competitive nature of the real estate leasing market; adverse changes in the real estate markets including, among other things, competition with other companies; general economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of prospective tenants and lease rents; financial condition and bankruptcy of tenants, including termination of leases by bankrupt tenants; the availability and terms of debt and equity financing; risks of real estate acquisition, expansion and renovation; construction and lease-up delays; the level and volatility of interest rates; governmental actions and initiatives; environmental/safety requirements; as well as certain other risks described in the Company's Form 10-K. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by cautionary statements in this paragraph and elsewhere described in the Company's Form 10-K and in other reports we filed with Securities and Exchange Commission.

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